SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                           AMENDMENT TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2005

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                          COMMAND SECURITY CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                       0-18684               14-1626307
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)

         Lexington Park
     Lagrangeville, New York                                        12540
 (Address of principal executive                                 (Zip code)
            offices)

       Registrant's telephone number, including area code: (845) 454-3703

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                          COMMAND SECURITY CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page
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Item 8.01.   Other Events......................................................3

Item 9.01    Exhibits..........................................................3

Signature......................................................................4


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

Item 8.01. Other Events

On February 2, 2005, Command Security Corporation announced that it received a Waiver and Amendment letter (the "Waiver") from its lender CIT Group/Business Credit, Inc. (CIT). The Waiver confirms that (i) the Registrant's previously reported failure to comply with a fixed charge coverage ratio and a non-financial covenant related to the change in management and stock ownership of the Registrant shall not constitute defaults and/or events of default under the Registrant's financing agreement with CIT dated December 12, 2003, as amended, (the "Agreement") and (ii) CIT waives any and all rights they may have to accelerate any of the obligations and exercise any other remedies against the Registrant or the collateral as a result thereof.

In addition, CIT (i) rescinds and revokes its Notice of Default/Reservation of Rights letter dated September 2, 2004 effective as of February 1, 2005 and (ii) confirms that they will cease charging the default rate of interest of 2% over the bank rate of interest, as defined, on all obligations under the Agreement effective as of January 1, 2005.

Item 9.01. Exhibits.

      (c)

Exhibit No.       Description
-----------       -----------
10.42             Waiver and Amendment letter to CIT Group/Business  Credit Inc.
                  Financing Agreement dated February 2, 2005.

99.1              Press Release dated February 4, 2005.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 4, 2005

                                        COMMAND SECURITY CORPORATION


                                        By: \s\ Barry Regenstein
                                            ------------------------------
                                            Name:  Barry Regenstein
                                            Title: Chief Financial Officer


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